UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On February 25, 2016, the board of directors (“Board”) of Valero Energy Corporation (“Valero”) amended Valero’s 2011 Omnibus Stock Incentive Plan (“Plan”) to implement a limitation on the amount of equity compensation that may be paid to Valero’s non-employee directors under the Plan. The limitation, recommended by the Board’s Compensation Committee and approved by the Board, is stated in Section 6.2(a)(v) of the Plan and provides that a non-employee director may not receive in any calendar year awards payable in shares of Valero’s common stock that have a fair market value greater than $500,000 in the aggregate. The amendment was not a “material revision” to the Plan for purposes of Section 303A.08 of the NYSE Listing Standards.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.01
Valero Energy Corporation 2011 Omnibus Stock Incentive Plan (amended and restated as of February 25, 2016)—incorporated by reference to Exhibit 10.04 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2015 (SEC File No. 1-13175).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

date: February 26, 2016    by: /s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel